UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2017

THE NATIONAL SECURITY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18649	63-1020300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

661 East Davis Street
Elba, Alabama		36323
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(334) 897-2273

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company 1

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 1

Item 5.07. Submission of Matters to a Vote

On May 19, 2017 the Annual Stockholders’ Meeting for The National Security Group, Inc. was held at the corporate offices in Elba, Alabama. For more information on the following proposals, see the Company’s proxy statement dated April 7, 2017, the relevant portions are incorporated herein by reference.

The stockholders elected each of the four nominees to the Board of Directors for a three-year term by a majority of the votes cast:

DIRECTOR	FOR	WITHHELD	BROKER NON-VOTES
Elizabeth B. Crawford	1,254,273	14,194	1,011,935
Charles B. Arnold	1,255,949	12,518	1,011,935
W. L. Brunson, Jr.	1,267,934	533	1,011,935
Fred C. Clark, Jr.	1,267,934	533	1,011,935
Mickey L. Murdock	1,267,858	609	1,011,935
Paul C. Wesch	1,267,915	552	1,011,935

The stockholders ratified the appointment of Warren Averett, LLC, as the Independent Registered Public Accounting Firm for the Company:

FOR	AGAINST	ABSTAIN
2,277,199	3,201	2

The stockholders approved on an advisory basis the compensation of the Company's named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,193,376	7,117	67,974	1,011,935

The National Security Group, Inc.’s website (www.nationalsecuritygroup.com) contains a significant amount of information about the Company, including financial and other information for our investors (http://investors.nationalsecuritygroup.com/).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The National Security Group, Inc.

Date: May 22, 2017	By: /s/ Brian R. McLeod
Brian R. McLeod Chief Financial Officer